UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 22, 2008

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

(732) 296-8400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

I. EXECUTIVE OFFICERS

A.  Salary

On October 22, 2008, the Board of Directors (the “Board”) of Senesco Technologies, Inc. (the “Company”), approved the recommendation of the Company’s Compensation Committee to increase the annual base salary of some of its executive officers as follows:

•                  Joel P. Brooks, the Company’s Chief Financial Officer and Treasurer from $150,800 to $160,000;

•                  Sascha P. Fedyszyn, the Company’s Vice President of Corporate Development and Secretary, from $101,400 to $107,500; and

•                  Richard Dondero, the Company’s Vice President of Research and Development, from $130,000 to $143,000.

Each of the foregoing increases in salary will be effective July 1, 2008.  Other than the increases described above, the terms of each of the above executive officer’s employment with the Company have not changed.  The Board did not change the salary or employment agreement of Bruce Galton, the Company’s President and Chief Executive Officer and did not change the consulting fee for John E. Thompson, Ph.D., the Company’s Executive Vice President and Chief Scientific Officer.

B.  Vesting of 2008 Short-Term Incentive Plan Awards

The Compensation Committee also preliminarily determined that the executive officers had achieved the previously determined short-term performance milestones, and accordingly, the previously disclosed award of restricted stock units (“RSU”) or options to the executive officers, as applicable, will vest as follows:

•                  Mr. Galton received 50,255 RSUs;

•                  Mr. Brooks received 37,275 RSUs;

•                  Mr. Fedyszyn received 25,200 RSU;

•                  Dr. Thompson received 52,676 options; and

•                  Mr. Dondero received 71,924 options.

The options have an exercise price equal to $0.99.

The Compensation Committee determined to convene two trading days following the Company’s filing of its quarterly report on Form 10-Q for the quarter ended September 30, 2008 to officially determine whether the performance milestones have been met, and the RSUs or options will vest and be issued at that time.

C.  Grant of 2009 Short-Term Incentive Plan Awards

In addition, the Board approved the following grants to its executive officers for fiscal 2009 under the Company’s Short-Term Incentive Plan:

Options and RSUs under the Company’s Short-Term Incentive Plan:

•                  Mr. Galton received 66,000 RSUs;

•                  Mr. Brooks received 28,000 RSUs;

•                  Mr. Fedyszyn received 42,000 RSUs;

•                  Dr. Thompson received 48,000 options; and

•                  Mr. Dondero received 80,000 options.

Each of the RSUs and options vest upon the achievement of certain short term performance milestones for fiscal 2009 approved by the Compensation Committee, the achievement of which is subject to the determination of the Compensation Committee.  The RSUs and options will be granted effective two days following the filing of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2008.  The exercise price of the options will be the fair market value (as defined in the applicable plan)  on the grant date.

II.  DIRECTOR COMPENSATION

A.  Cash Compensation

The Board also approved a cash compensation plan for the non-employee members of the Board as follows:

Annual (Base) Retainer	$10,000
Per Scheduled Board Meeting Fee	$1,500	(1)
Per Committee Meeting Fee	$750	(2)
Additional Annual Retainer:
Chairman of the Board	$5,000
Audit Committee Chair	$3,500
Compensation Committee Chair	$3,500
Nominating and Corporate Governance Committee Chair	$1,500
Non-Chair Committee Member Additional Retainer (All Committees)	$1,000
Maximum Per Diem For All Meetings	$2,000

(1)          $750 for telephonic meetings (less than 30 minutes: $375).

(2)          $375 for telephonic meetings.

Such cash compensation will be paid in quarterly increments.

B.  Equity in Lieu of Cash

A director may elect, provided such election is made prior to the time the cash award is made, to receive, in lieu of such cash payments, either (i) RSUs in an amount equal to such cash award or (ii) twice the number of options in an amount equal to such cash award.  Such election to receive (y) cash or (z) equity in the form of RSUs or options shall apply for the entire year.  The directors have all elected to receive options in lieu of cash for fiscal 2009 except for Messers. Braca and Rector who have elected to receive cash in connection with their annual retainer and options as compensation for their meeting fees.  The RSUs or options will be granted effective two days following the filing of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2008.  The exercise price of the options will be the fair market value (as defined in the applicable plan) on the grant date.

C.  New Equity Awards

The board has also approved a plan whereby awards of RSUs or options, at the election of the recipient, provided such election is made prior to the grant date, will be granted to our board members as follows:

Chairman of the Board	40,000 RSUs or 80,000 options
Chairman of the Nominating Committee	25,000 RSUs or 50,000 options
Chairman of the Compensation Committee	35,000 RSUs or 70,000 options
Chairman of the Audit Committee	35,000 RSUs or 70,000 options
Members of the Board	20,000 RSUs or 40,000 options

Such grants will vest one-half upon the date of grant and the remaining one-half will vest one year from the date of grant.  The directors have all elected to receive the foregoing in options for fiscal 2009.  The options will be granted effective two days following the filing of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2008.  The exercise price of the options will be the fair market value (as defined in the applicable plan) on the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: October 28, 2008	By:	/s/ Bruce Galton
	Name:	Bruce Galton
	Title:	President and Chief Executive Officer